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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported):  DECEMBER 30, 1999


                        NATURAL MICROSYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                    (State of incorporation or organization)



              0-23282                               04-2814586
     (Commission File Number)                     (I.R.S. Employer
                                                  Identification  No.)


       100 CROSSING BOULEVARD, FRAMINGHAM, MA           01702
       (Address of Principal Executive Office)        (Zip Code)


      Registrant's telephone number, including area code:  (508) 620-9300
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ITEM 2.     Acquisition or Disposition of Assets.

     In connection with the Agreement and Plan of Merger and Reorganization, dated as of November 30, 1999, among Natural MicroSystems Corporation, a Delaware corporation (the "Company"), NMS California Acquisition Corp., a California corporation and a wholly-owned subsidiary of the Company ("Sub"), and QWES.com, Inc., a California corporation ("QWES"), as amended by an Amendment dated December 15, 1999, among the Company, Sub, QWES and NMS Delaware Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Delaware Sub"), the stockholders of QWES approved the merger of Delaware Sub with and into QWES, and all of the outstanding shares, warrants and options of QWES converted into rights to receive an aggregate of 1,500,000 shares of common stock of the Company.

ITEM 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

     (a) No financial statements are required pursuant to Regulation S-X.

     (b) No pro forma financial statements are required pursuant to Regulation S-X.

     (c) Exhibits

Exhibit No. Title

     2.1 Agreement and Plan of Merger and Reorganization dated as of November 30, 1999 among Natural MicroSystems Corporation, NMS California Acquisition Corp. and QWES.com, Inc.

     2.2 Amendment to Agreement and Plan of Merger and Reorganization dated as of December 15, 1999 among Natural MicroSystems Corporation, NMS California Acquisition Corp., QWES.com, Inc. and NMS Delaware Acquisition Corp.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NATURAL MICROSYSTEMS
                                    CORPORATION



Date:  January 12, 2000             By: Robert E. Hult
                                        --------------
                                        Robert E. Hult
                                        Chief Financial Officer